EXHIBIT 99.1

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News                                                                  [TXU LOGO]
Release

--------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas 75201-3411


                                                           FOR IMMEDIATE RELEASE

           TXU CORP. RESULTS REFLECT BENEFITS OF RESTRUCTURING PROGRAM
                             2005 OUTLOOK INCREASED

DALLAS - NOVEMBER 1, 2005 - TXU Corp. (NYSE: TXU) today reported consolidated results for the third quarter ended September 30, 2005.

o TXU reported net income available to common shareholders of $565 million, or $2.31 per share,(1) for the third quarter of 2005 compared to reported net income available to common shareholders of $665 million, or $1.34 per share, for the third quarter 2004, a 72 percent increase on a per share basis.

o Reflecting the successful execution of its restructuring program and in spite of challenging commodity and retail markets, quarterly operational earnings,(2) which exclude special items and discontinued operations,(3) were $574 million, or $2.35 per share, during the third quarter of 2005 compared to $388 million, or $1.32 per share, for the third quarter 2004, a 78 percent increase in per share earnings, in line with directional guidance provided on August 2.

o For the nine months ended (year-to-date) September 30, 2005, TXU reported net income available to common shareholders of $1.356 billion, or $3.53 per share, compared to reported net income of $239 million, or a net loss of $0.09 per share, for year-to-date September 30, 2004.

o Year-to-date operational earnings were $1.2 billion, or $4.94 per share, compared to $704 million, or $2.14 per share, for year-to-date 2004, a 131 percent increase on a per share basis.

o TXU's outlook for operational earnings for 2005 has been increased by $0.25 to $6.50 to $6.70 per share of common stock, reflecting solid execution on the previous outlook and increased wholesale market prices net of actions taken to mitigate the effect of increased prices on customers.

o On Tuesday, November 8, 2005, C. John Wilder, chairman and CEO of TXU Corp. will provide an update on TXU's business strategy and financial outlook beyond 2005 at the EEI Annual Financial Conference.

REPORTED EARNINGS

In 2004, TXU launched a comprehensive restructuring program, which included the disposition of non-core businesses, increased investments in customer service and reliability, and a broad-based operational improvement program. The continuation of the successful execution of this ongoing restructuring program is evident in the company's quarterly results. For the third quarter of 2005, TXU's reported earnings of $565 million decreased 15 percent as compared to reported earnings of $665 million in the third quarter of 2004, which included income from discontinued operations of $287 million, or $0.97 per share. Income from continuing operations was $571 million, or $2.33 per share, for the third quarter of 2005 compared to $383 million, $0.39 per share, for the comparable prior-year period. TXU's reported earnings for the third quarter of 2005 included a loss from discontinued operations of $6 million, or $0.02 per share and special charges of $3 million after tax, or $0.01 per share, associated with transitional costs related to TXU's outsourcing agreement with Capgemini Energy. For purposes of calculating the third quarter 2004 reported earnings per share, the positive reported net income available to common shareholders of $665 million is reduced by $268 million, or $0.91 per share, due to the convertible senior notes adjustment. For the third quarter of 2004, income from continuing operations included special charges totaling $10 million, or $0.03 per share, primarily related to TXU's restructuring and operational improvement program. See Table 2a on page 4 for details. Special items are listed in Appendix Tables A1 and A2 on page 14.



------------------------
(1) A summary of the calculations of diluted earnings per share for the quarter and year-to-date periods is provided in Tables 2a and 2b on page 4.

(2) Operational earnings is a non-GAAP measure that adjusts net income for special items. See Attachment 1: Financial Definitions for a detailed definition of operational earnings and other GAAP and non-GAAP financial measures used in this release.

(3) See Appendix Table K for details of discontinued operations.

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

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Reported earnings for year-to-date 2005 were $1.356 billion, or $3.53 per share, compared to reported earnings of $239 million, or a net loss of $0.09 per share, for the comparable 2004 period. For the 2005 and 2004 year-to-date periods, reported earnings include income from discontinued operations of $6 million ($0.02 per share) and $666 million ($2.13 per share) respectively. Year-to-date
2004  reported   earnings   also  include  a  $16  million   ($0.05  per  share)
extraordinary gain and an $849 million ($2.72 per share) buyback premium on exchangeable preferred membership interests (EPMI) repurchased in April 2004. Year-to-date 2005 income from continuing operations was $1.360 billion, or $3.55 per share, compared to $422 million, or $0.50 per share, for the comparable prior-year period. Income from continuing operations for year-to-date 2005 included special credits, primarily associated with reductions in tax reserves and insurance proceeds associated with litigation settlement expenses net of
transitional   Capgemini  outsourcing  costs  and  other   restructuring-related
expenses, totaling $150 million, or $0.62 per share. For the comparable 2004 period, income from continuing operations included special charges totaling $298 million, or $0.88 per share, primarily related to TXU's restructuring and operational improvement plan implemented in 2004. For purposes of calculating the 2005 year-to-date reported earnings per share (see Table 2b), net income available to common shareholders was reduced by $498 million, or $2.05 per share, due to the true-up of the company's accelerated share repurchase program. This amount represented the difference between the initial price of the shares and the actual cost of the shares repurchased by the counterparty under the program. The actual cash true-up of $523 million, including fees and expenses, was paid in May upon completion of the program. For purposes of calculating 2004 year-to-date reported earnings per share, reported net income available to common shareholders was reduced by $268 million, or $0.86 per share, due to the convertible senior notes adjustment.

Reported and operational earnings per share are diluted. For periods when common stock equivalents are not dilutive, diluted shares are equal to basic shares outstanding.

OPERATIONAL EARNINGS

Third quarter operational earnings increased from $1.32 per share in 2004 to $2.35 per share in the third quarter of 2005, an increase of 78 percent. This strong growth rate reflected improvements in contribution margins and reductions in operating costs and selling, general and administrative (SG&A) expense in TXU's core businesses, demonstrating the continued successful implementation of TXU's restructuring program. The earnings per share improvement also shows the impact of fewer average common shares outstanding, partially offset by increased corporate and other expenses.

"TXU had a strong quarter overall, although performance across our business was mixed. We faced many challenges in delivering solid results this quarter, but none as daunting as the volatile commodity prices," said C. John Wilder, chairman and CEO of TXU Corp. Retail headroom reached negative levels during the quarter as wholesale power prices increased and ultimately forced TXU Energy to request a price-to-beat increase. At the same time, we saw exceptional results from the TXU Operating System with record production from our baseload generation. TXU Electric Delivery responded exceptionally well to the vast hurricane relief, restoring power to more than 600,000 customers in Texas, Louisiana and Florida. On balance, the continued success of the restructuring and operational improvement program substantially offset the impact of the negative headroom in our retail operations. To reduce future losses in a market with historically low headroom, TXU Energy will continue to focus on its cost management initiatives and introduce new products to protect customers from these volatile prices through 2006. The first set of these new products, including low-income assistance and a price protection offering, was announced previously and more will be offered soon. These new products, along with having one of the lowest prices of any incumbent in the market, are part of TXU's drive to continue to provide exceptional customer service to existing and potential TXU Energy customers."

Operational earnings of $4.94 per share for the 2005 year-to-date period increased $2.80 per share compared to 2004. The improved results reflect improved performance from the TXU Energy Holdings and TXU Electric Delivery segments, reduced preference stock dividends, and fewer average common shares outstanding, partially offset by increased corporate interest expense.

Operational earnings are discussed in more detail beginning on page 5 under Consolidated Operational Earnings Summary.

EARNINGS TELECONFERENCE TODAY - EEI CONFERENCE AND PRESENTATION NEXT WEEK

TXU will host a teleconference with financial analysts to discuss its third quarter 2005 results at 9:00 a.m. Central (10:00 a.m. Eastern) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 9563940. THE TELECONFERENCE WILL BE WEB CAST LIVE ON TXU CORP.'S WEB SITE AT www.txucorp.com.

TXU Corp. chairman and CEO C. John Wilder will provide an update on TXU's business strategy and financial outlook beyond 2005 at the EEI Annual Financial Conference on Tuesday, November 8, 2005. A live web cast of the EEI presentation will be available on the Investor Resources section of TXU Corp.'s website at www.txucorp.com beginning at approximately 7:15 a.m. Central (8:15 a.m. Eastern).

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

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Table 1 provides a recap of  operational  highlights  since the beginning of the third quarter.

TABLE 1:  RECENT HIGHLIGHTS

================================================================================
DATE                                          HIGHLIGHT
------------------ -------------------------------------------------------------
08-16 Named James A. Burke chairman and CEO of TXU Energy, the company's retail business, and Michael T. McCall chairman and CEO of TXU Wholesale, the business that optimizes the purchases and sales of energy for TXU's generation and retail businesses in the competitive wholesale market. The new organization structure will create distinct opportunities for value enhancement across the generation, wholesale, and retail businesses that make up the TXU Energy Holdings segment of TXU Corp.
................... .............................................................
08-19 Announced the election of Leldon (Lel) E. Echols to the TXU board of directors, replacing Derek C. Bonham, who retired after seven years on the board. Echols is the executive vice president and chief financial officer of Centex Corporation, one of the nation's premier companies in home building, financial services, home services and commercial contracting.

................... .............................................................
08-25 to 9-21      Assisted  other  utilities  in electric  service  restoration following Hurricane Katrina. Almost 800 TXU Electric Delivery
                   employees and contractors spent nearly four weeks in the Gulf
                   Coast   rebuilding  the  devastated   power   infrastructure,
                   restoring  power to over 400,000  customers in Louisiana  and
                   Florida.
................... .............................................................
09-02              Pledged a corporate donation of $250,000 to the Power of Hope
                   Fund to help utility employees and other families in the aftermath of Hurricane Katrina. TXU also matched dollars donated by employees, contractors, and suppliers, for a total contribution of over $410,000. Donations were subsequently expanded to help Hurricane Rita victims.

................... .............................................................
09-22 Activated TXU Electric Delivery crews in preparation for Hurricane Rita, which knocked out power to more than 200,000 customers across East and North Central Texas in the second most devastating storm in the company's history. Power was restored within a week, and crews then traveled to assist other utilities with power restoration.
................... .............................................................
09-27 Expanded hurricane relief efforts to $1 million to assist TXU Energy customers across the state impacted by hurricanes Katrina and Rita. This contribution included $150,000 to the Dallas Mayor's Hurricane Relief Fund for victims of Hurricane
                   Katrina  to  help   provide   housing   support  and  utility
                   assistance.
................... .............................................................
10-03              Announced  the  election  of Glenn F.  Tilton and  Leonard H.
                   Roberts as the newest members of the TXU board of directors. They replaced Erle Nye and Herbert H. Richardson, who retired after 45 years with the company and 13 years on the board of directors, respectively. Tilton has served as chairman, president and chief executive officer of UAL Corporation, the parent company of United Airlines, since 2002. He previously served as chairman of the board and chief executive officer of Texaco Inc. Roberts is executive chairman of RadioShack
                   Corporation,   a  leading  specialty   retailer  of  consumer
                   electronics.
................... .............................................................
10-14 Announced TXU Energy's "The Power of Peace of Mind" campaign, a four-part customer assistance program, to help offset the tremendous impact that rising energy prices are having on customers. The program includes a product allowing North Texas residential customers to freeze their price for all of 2006; up to $25 million of future discounts to support a low-income discount program that replaces one discontinued by the Texas legislature; a $2.5 million donation to support a
                   Public  Utility   Commission  of  Texas  customer   education
                   program; and a price freeze for the first quarter of 2006 for
                   all   residential   and   small-business   customers  in  the
                   traditional North Texas territory.
................... .............................................................
10-19 Recognized by the U.S. Environmental Protection Agency as one of the "Best Workplaces for Commuters" in the nation for efforts to promote mass transit options for employees.
................... .............................................................
10-20              Announced   that  Robert  S.  Shapard  joined  the  company's
                   management   team   as   a   strategic   advisor.   Shapard's
                   responsibilities will be to help implement and execute growth
                   and  development   strategies,   focusing  on  the  company's
                   regulated electric transmission and distribution subsidiary.
------------------ -------------------------------------------------------------

CONSOLIDATED RESULTS

Tables 2a and 2b below provide the shares and adjustments included in the calculation of diluted earnings per share for reported and operational earnings for third quarter and year-to-date 2005 and the comparable 2004 periods.

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

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TABLE 2A: SUMMARY CALCULATION OF EARNINGS PER SHARE(4)
Q3 05 AND Q3 04; $ MILLIONS, MILLION SHARES, $ PER SHARE

============================================================================================================================
                                                                   Q3 05            Q3 05            Q3 04            Q3 04
FACTOR                                                          REPORTED      OPERATIONAL         REPORTED      OPERATIONAL
------------------------------------------------------- ----------------- ---------------- ---------------- ----------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                          565                -              665                -
........................................................ ................. ................ ................ ................
OPERATIONAL EARNINGS                                                   -              574                -              388
........................................................ ................. ................ ................ ................
   Convertible senior notes adjustment(4)                              -                -             (268)               -
........................................................ ................. ................ ................ ................
DILUTED EARNINGS USED IN PER SHARE CALCULATION                       565              574              397              388
........................................................ ................. ................ ................ ................
Average shares for diluted earnings calculation
........................................................ ................. ................ ................ ................
  Diluted shares                                                     244              244              295              295
........................................................ ................. ................ ................ ................
DILUTED EARNINGS PER SHARE                                          2.31             2.35             1.34             1.32
----------------------------------------------------------------------------------------------------------------------------

TABLE 2B: SUMMARY CALCULATION OF EARNINGS PER SHARE(5)
YTD 05 AND YTD 04; $ MILLIONS, MILLION SHARES, $ PER SHARE

============================================================================================================================
                                                                  YTD 05          YTD 05            YTD 04          YTD 04
FACTOR                                                          REPORTED      OPERATIONAL         REPORTED      OPERATIONAL
------------------------------------------------------- ----------------- ---------------- ---------------- ----------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                        1,356                -              239                -
........................................................ ................. ................ ................ ................
OPERATIONAL EARNINGS                                                   -            1,200                -              704
........................................................ ................. ................ ................ ................
   Interest on convertible senior notes, EPMI                          1                1                -               17
........................................................ ................. ................ ................ ................
   ASR  true-up/convertible senior notes adjustment(5)              (498)               -             (268)               -
........................................................ ................. ................ ................ ................
   Rounding                                                           (1)               -                -                -
........................................................ ................. ................ ................ ................
DILUTED EARNINGS USED IN PER SHARE CALCULATION                       858            1,201              (29)             721
........................................................ ................. ................ ................ ................
Average shares for diluted earnings calculation
........................................................ ................. ................ ................ ................
  Basic shares                                                         -                -              313                -
........................................................ ................. ................ ................ ................
  Diluted shares                                                     243              243                -              337
........................................................ ................. ................ ................ ................
DILUTED EARNINGS PER SHARE                                          3.53             4.94            (0.09)            2.14
----------------------------------------------------------------------------------------------------------------------------

Tables 3a and 3b below reconcile operational earnings to reported net income available for common stock.









------------------------
(4) For the third quarter 2005, the dilution calculation for reported and operational earnings reflects the addition to net income of interest on convertible senior notes of $0.2 million after tax and the addition to shares outstanding of 5.6 million shares related to the effect of share-based compensation (3.4 million), equity-linked securities (1.5 million), and convertible senior notes (0.7 million). For the third quarter 2004 reported earnings per share, the dilution calculation reflects the subtraction of the $268 million ($0.91 per share) adjustment for the convertible senior notes from net income available to common shareholders.

(5) For the 2005 year-to-date period, the dilution calculation for reported and operational earnings reflects the addition to net income of interest on convertible senior notes of $0.6 million after tax and the addition to shares outstanding of 5 million shares related primarily to the effect of share-based compensation (3.1 million), equity-linked securities (1.2 million), and convertible senior notes (0.7 million). The diluted earnings per share calculation for the 2005 year-to-date period reported earnings also reflects a reduction of net income by a $498 million ($2.05 per share) change in the actual cash true-up of the company's share repurchase program from the value estimated at December 31, 2004. For year-to-date 2004, reported earnings per share are based upon basic shares because common stock equivalents are not dilutive, and the dilution calculation reflects the subtraction of the $268 million ($0.86 per share) adjustment for the convertible senior notes from net income available to common shareholders, which results in a net loss. For the 2004 year-to-date operational earnings dilution calculation, the $17 million after-tax interest expense on the EPMI is added to net income, and the related weighted average 24 million shares are added to the weighted average share count.

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

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TABLE  3A:  RECONCILIATION  OF  OPERATIONAL  EARNINGS  TO  REPORTED  NET  INCOME
AVAILABLE TO COMMON SHAREHOLDERS
Q3 05 VS. Q3 04; $ MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
                                                                       Q3 05           Q3 05           Q3 04          Q3 04
FACTOR                                                            $ MILLIONS     $ PER SHARE      $ MILLIONS    $ PER SHARE
-------------------------------------------------------------- -------------- --------------- --------------- --------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                              565            2.31             665           1.34
............................................................... .............. ............... ............... ..............
   Discontinued operations                                                 6            0.02            (287)         (0.97)
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                              -               -               5           0.02
............................................................... .............. ............... ............... ..............
INCOME FROM CONTINUING OPERATIONS                                        571            2.33             383           0.39
............................................................... .............. ............... ............... ..............
   Convertible senior notes dilution adjustment(4)                         -               -               -           0.91
............................................................... .............. ............... ............... ..............
   Other effects of share dilution adjustments/rounding                    -            0.01               -           0.01
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                              -               -              (5)         (0.02)
............................................................... .............. ............... ............... ..............
   Special items                                                           3            0.01              10           0.03
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS                                                     574            2.35             388           1.32
----------------------------------------------------------------------------------------------------------------------------

TABLE 3B: RECONCILIATION OF OPERATIONAL EARNINGS TO REPORTED NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
YTD 05 VS. YTD 04; $ MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
                                                                      YTD 05          YTD 05          YTD 04         YTD 04
FACTOR                                                            $ MILLIONS     $ PER SHARE      $ MILLIONS    $ PER SHARE
-------------------------------------------------------------- -------------- --------------- --------------- --------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                            1,356            3.53             239          (0.09)
............................................................... .............. ............... ............... ..............
   Discontinued operations                                                (6)          (0.02)           (666)         (2.13)
............................................................... .............. ............... ............... ..............
   Extraordinary gain                                                      -               -             (16)         (0.05)
............................................................... .............. ............... ............... ..............
   Buyback premium on EPMI                                                 -               -             849           2.72
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                             10            0.04              16           0.05
............................................................... .............. ............... ............... ..............
INCOME FROM CONTINUING OPERATIONS                                      1,360            3.55             422           0.50
............................................................... .............. ............... ............... ..............
   Effect of ASR true-up                                                   -            2.05               -              -
............................................................... .............. ............... ............... ..............
   Convertible senior notes dilution adjustment(5)                         -               -               -           0.86
............................................................... .............. ............... ............... ..............
   Other effects of share dilution adjustments/rounding                    -               -               -          (0.05)
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                            (10)          (0.04)            (16)         (0.05)
............................................................... .............. ............... ............... ..............
   Special items                                                        (150)          (0.62)            298           0.88
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS                                                   1,200            4.94             704           2.14
----------------------------------------------------------------------------------------------------------------------------

Special items for the third quarter 2005 were $3 million after tax, or $0.01 per share, for expenses related to Capgemini transition costs. Special items for the 2005 year-to-date period total a credit of $150 million after tax, or $0.62 per share. This benefit related primarily to the reduction of $138 million of the company's federal income tax valuation allowance reserve for the write-off of its investment in TXU Europe due to the anticipated use of additional capital losses and additional insurance proceeds of $23 million ($35 million before tax) related to the settlement of the securities class action lawsuit announced in January 2005. Special items for the third quarter of 2005 and 2004 are described in greater detail in Appendix Table A1.

For the quarter and year-to-date 2004, special items totaled $10 million ($0.03 per share) and $298 million ($0.88 per share) of charges, respectively. Special items in the third quarter 2004 relate primarily to debt retirement expenses associated with the company's liability management program and professional expenses related to restructuring transactions, somewhat offset by a gain on sale of land by TXU Energy Holdings. Special items for the 2004 year-to-date period also include severance-related charges and software project write-offs related to the business services outsourcing partnership, Capgemini Energy, other severance-related charges arising from organizational realignments, a write-down of spare parts inventories for excess items on hand, impairments of generation-related assets due to closures, one-time compensation expenses, and an accrual for the settlement of certain litigation, partially offset by the reduction in tax reserves associated with the 2002 write-off of the TXU Europe investment. Special items for year-to-date 2005 and 2004 are described in greater detail in Appendix Table A2.

CONSOLIDATED OPERATIONAL EARNINGS SUMMARY

Table 4 below provides a consolidated summary of major drivers of operational earnings per share. A more detailed discussion of contributions and drivers by segment is provided in Business Segment Results beginning on page 7.

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

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TABLE 4:  CONSOLIDATED -- OPERATIONAL EARNINGS RECONCILIATION
Q3 04 TO Q3 05 AND YTD 04 TO YTD 05; $ MILLIONS AND $ PER SHARE

=============================================================================================================================
                                                           QTR                 QTR                  YTD                  YTD
EARNINGS FACTOR                                     $ MILLIONS         $ PER SHARE           $ MILLIONS          $ PER SHARE
------------------------------------------ -------------------- ------------------- -------------------- --------------------
Q3 04 OPERATIONAL EARNINGS                                 388                1.32                  704                 2.14
........................................... .................... ................... .................... ....................
   TXU Energy Holdings segment                             159                0.54                  433                 1.29
........................................... .................... ................... .................... ....................
   TXU Electric Delivery segment                            38                0.13                   69                 0.20
........................................... .................... ................... .................... ....................
   Corporate expenses                                      (11)              (0.04)                  (6)               (0.02)
........................................... .................... ................... .................... ....................
   Effect of reduced shares                                  -                0.40                    -                 1.33
........................................... .................... ................... .................... ....................
Q3 05 OPERATIONAL EARNINGS                                 574                2.35                1,200                 4.94
-----------------------------------------------------------------------------------------------------------------------------

Operational earnings were $2.35 per share, up 78 percent from $1.32 per share in the third quarter of 2004. The increase included a $0.54 per share, or 53 percent improvement in operational earnings from the competitive TXU Energy Holdings segment, a $0.13 per share, or 35 percent improvement in operational earnings from the regulated TXU Electric Delivery segment and a $0.40 per share improvement attributable to the reduction in average shares outstanding, partially offset by a $0.04 per share increase in corporate expenses. The decrease in average shares of common stock was primarily due to the repurchase of approximately 59 million shares of TXU Corp. common stock from July through November 2004.

Year-to-date operational earnings rose by $2.80 per share, or 131 percent, as a result of a $1.33 per share improvement attributable to the reduction in the average shares outstanding, a $1.29 per share improvement in TXU Energy Holdings segment performance and a $0.20 per share improvement in TXU Electric Delivery segment performance, partially offset by a $0.02 per share increase in corporate expenses. A more detailed discussion of drivers of segment performance is provided in Business Segment Results beginning on page 7.

CASH FLOW AND FINANCIAL FLEXIBILITY

TXU's restructuring and operational improvement program is also delivering continued improvement in returns, financial flexibility measures, and cash flow.

Table 5 below provides a summary of consolidated common stock and return measures at September 30, 2005 and 2004.

TABLE 5: CONSOLIDATED -- RETURN STATISTICS
TWELVE MONTHS ENDED 9/30/05 AND 9/30/04; MIXED MEASURES

============================================================================================================================
STATISTIC                                                                                 9/30/05     9/30/04      % CHANGE
-------------------------------------------------------------------------------------- ----------- ----------- -------------
Common stock data:
....................................................................................... ........... ........... .............
   Basic shares outstanding-end of period (millions)                                          240         292         (17.8)
....................................................................................... ........... ........... .............
   Return on average common stock equity - based on net income (%)                           27.9         5.3         426.4
....................................................................................... ........... ........... .............
   Return on average common stock equity - based on operational earnings (%)                 52.8        15.0         252.0
....................................................................................... ........... ........... .............
   Return on average invested capital - based on adjusted net income (%)                      7.9         8.9         (11.2)
....................................................................................... ........... ........... .............
   Return on average invested capital - based on adjusted operational earnings (%)           12.2         6.8          79.4
----------------------------------------------------------------------------------------------------------------------------

TXU Corp.'s continued progress in improving its financial flexibility is reflected in its credit metrics for the third quarter 2005 as compared to the fourth quarter of 2004 in Table 6 below. Strong credit metrics are an essential determinant in TXU Corp.'s disciplined approach to capital allocation. The credit metric improvements reflect an increase of $282 million in total debt, excluding $1.2 billion of transition bonds, to $11.9 billion as of September 30, 2005 as compared to December 31, 2004, and an $870 million decrease since June 30, 2005. The company also redeemed its $300 million principal amount of preference stock. TXU's financial flexibility measures, EBITDA/interest and debt/EBITDA, have improved by 15 percent and 19 percent, respectively, over the course of the year and are expected to continue to improve.

TABLE 6: CONSOLIDATED -- FINANCIAL FLEXIBILITY MEASURES
TWELVE MONTHS ENDED 9/30/05 AND 12/31/04; $ MILLIONS AND RATIOS

============================================================================================================================
FINANCIAL FLEXIBILITY MEASURE                             9/30/05           12/31/04              CHANGE           % CHANGE
---------------------------------------------- ------------------- ------------------ ------------------- ------------------
EBITDA (excluding special items)                            3,528              2,740                 788               28.8
............................................... ................... .................. ................... ..................
Cash interest expense                                         762                680                  82               12.1
............................................... ................... .................. ................... ..................
Debt (excluding transition bonds)                          11,913             11,631                 282                2.4
............................................... ................... .................. ................... ..................
EBITDA/interest                                               4.6                4.0                 0.6               15.0
............................................... ................... .................. ................... ..................
Debt/EBITDA                                                   3.4                4.2                (0.8)             (19.0)
---------------------------------------------------------------------------------------------------------------------------

================================================================================

================================================================================

As shown in Table 7, year-to-date 2005 cash provided by operating activities was $2.055 billion, an increase of $760 million over the comparable 2004 period. The improvement primarily reflects higher earnings (as adjusted for non-cash items in the statement of cash flows) and a net receipt of $308 million in margin deposits related to commodity contracts. This improvement was partially offset by an increase in inventory of $95 million primarily due to a temporary increase in environmental energy credits and a decrease in accounts payable of $89 million partially due to the timing of payments. The variance also includes a $49 million payment, net of insurance recoveries, related to the settlement of the consolidated amended securities class action suit.

TABLE 7: CONSOLIDATED -- CASH AND FREE CASH FLOW
YTD 05 AND YTD 04; $ MILLIONS

============================================================================================================================
CASH FLOW FACTOR                                           YTD 05             YTD 04              CHANGE           % CHANGE
---------------------------------------------- ------------------- ------------------ ------------------- ------------------
Cash provided by operating activities                       2,055              1,295                 760               58.7
............................................... ................... .................. ................... ..................
   Capital expenditures                                      (735)              (543)               (192)             (35.4)
............................................... ................... .................. ................... ..................
   Nuclear fuel                                               (57)               (46)                (11)             (23.9)
............................................... ................... .................. ................... ..................
Free cash flow                                              1,263                706                 557               78.9
----------------------------------------------------------------------------------------------------------------------------

Table 8 below represents available liquidity (cash and available credit facility capacity) as of October 28, 2005 and December 31, 2004. In March 2005, TXU Corp.'s subsidiaries increased the capacity under their credit facilities by $1 billion and lowered the cost and extended the terms of their credit facilities as part of the company's ongoing efforts to improve liquidity and financial flexibility. In August 2005, TXU Corp.'s subsidiaries increased their bank commitments an additional $1 billion under a facility with terms similar to the facilities announced in March. TXU plans to maintain minimum available liquidity of $1.5 billion.

TABLE 8: CONSOLIDATED -- LIQUIDITY
AVAILABLE AMOUNTS AS OF 10/28/05 AND 12/31/04; $ MILLIONS

============================================================================================================================
LIQUIDITY COMPONENT                                                       BORROWER        MATURITY     10/28/05    12/31/04
---------------------------------- ------------------------------------------------ --------------- ------------ -----------
Cash and cash equivalents                                                                                   191         106
................................... ................................................ ............... ............ ...........
$1.4 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 08          866       1,172
................................... ................................................ ............... ............ ...........
$1.0 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.       August 08        1,000           -
................................... ................................................ ............... ............ ...........
$1.6 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.        March 10        1,250           -
................................... ................................................ ............... ............ ...........
$500 million credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 10          430         500
................................... ................................................ ............... ............ ...........
$500 million credit facility                                        TXU Energy Co.     December 09            -         500
................................... ................................................ ............... ............ ...........
Terminated facilities                                                                                         -         531
................................... ................................................ ............... ............ ...........
   Total liquidity                                                                                        3,737       2,809
----------------------------------------------------------------------------------------------------------------------------

BUSINESS SEGMENT RESULTS

The following is a discussion of operational earnings by business segment. TXU Corp.'s businesses include the TXU Energy Holdings segment, the TXU Electric Delivery segment, and Corporate operations.

TXU ENERGY HOLDINGS SEGMENT

TXU Energy Company LLC, the competitive business segment of TXU Corp. (TXU Energy Holdings segment), consists of electricity generation (TXU Power), wholesale energy markets activities (TXU Wholesale), and consumer and business markets activities (TXU Energy). These businesses are effectively managed as one business through TXU Wholesale, which captures the natural hedge inherent between TXU Energy and TXU Power. TXU Power, TXU Wholesale, and TXU Energy operate their businesses through separate legal entities that, in accordance with regulatory requirements, operate independently within the competitive Texas power market.

TXU ENERGY HOLDINGS SEGMENT: OPERATIONAL PERFORMANCE

One of the key drivers of TXU's operational performance is the ongoing comprehensive business improvement program in TXU Energy Holdings, including significant investments in production reliability and customer service, as well as productivity improvement initiatives targeting efficiency gains in operating costs and SG&A expense.

In 2005, TXU Power has continued the implementation of the TXU Operating System, incorporating lean operating techniques and process discipline into TXU Power's generation plant and mine operations. The impact of the TXU Operating System was evident in the third quarter operating performance. The lignite (coal) fleet safely set an all-time record for quarterly and year-to-date generation. For the third quarter of 2005, this improvement in generation added approximately $9 million of incremental earnings before taxes. Excluding planned outages, the lignite (coal) fleet achieved a 94.9 percent capacity factor in the third quarter, exceeding the 93.9 percent in the same period of 2004. TXU Power's nuclear operations

================================================================================

================================================================================

also safely set a quarterly record for generation adding approximately $4 million of earnings before taxes over the third quarter of 2004. Excluding planned outages, the nuclear units achieved a 100.8 percent capacity factor in the third quarter as compared to 99.5 percent in same period of 2004. While achieving outstanding production levels, TXU Power also reduced fuel costs by 9 percent per megawatt-hour (MWh) for the lignite (coal) units and 2 percent for the nuclear units.

TXU Power completed the initial  implementation of the Power Optimization Center
(POC) during the third quarter. The POC utilizes telecommunications and online diagnostic technologies to detect plant performance issues before they become a problem, resulting in improved heat rates and reliability. The POC is currently monitoring both nuclear units, all nine lignite units, and several key gas units with equipment and performance modeling capabilities providing early detection of increasing temperatures and vibration on major equipment, such as pumps, fans and motors.

TXU Energy continued to make progress toward operational excellence in the third quarter of 2005 in spite of negative headroom due to sharply rising commodity prices.

TXU Energy continued efforts to improve the customer experience in the third quarter of 2005, maintaining an average speed to answer customer calls of 12 seconds and improving customer time in the integrated voice recognition system
(IVR) to 80 seconds, down 25 percent from the comparable prior-year period. In addition, the year-to-date number of Public Utility Commission of Texas complaints was down by 16 percent from the comparable prior-year period in spite of a 19 percent increase in the third quarter. As part of its customer service efforts, when Hurricane Rita left thousands of Texans without electricity, TXU Energy made handling outage calls for customers a top priority by supplementing the call centers with more than 250 volunteer employees and keeping call answering times below 15 seconds during the height of the storm. TXU Energy and its employees also participated in other local relief efforts and TXU Energy expanded its monetary assistance for hurricane relief efforts to $1 million.

The Capgemini Energy partnership assisted in delivering these service improvements and in reducing overall TXU Energy Holdings segment SG&A expense by $43 million in the third quarter of 2005 versus the third quarter of 2004. This includes a $9 million, or 32 percent, reduction in retail bad debt expense (a
$35 million reduction year-to-date), predominantly driven by application of disciplined credit and collection practices. Retail bad debt expense has declined from 1.4 percent of revenues for the year-to-date period in 2003 to 0.8 percent of revenue year-to-date 2005. This was accompanied by the assignment of employees to assist customers with financial needs and continued contributions to TXU Energy Aid. As announced in 2004, TXU Energy and its affiliates will contribute $15 million over a three-year period to TXU Energy Aid, the company's program that provides funds to local social agencies to help customers with temporary financial needs pay their energy bills.

TXU Energy is continuing to launch initiatives, such as retention programs and competitive offers, to maintain and attract profitable customers. These include expansion of the successfully piloted TXU Rewards+ program. This Internet-based loyalty program was launched in February 2005. It allows TXU Energy customers to use Rewards dollars to obtain discounts on the purchase of travel, entertainment and merchandise. More than 165,000 customers have joined this program since it began, an increase of more than 220 percent since the first quarter of 2005. In addition, the consumer segment continues to expand competitive offerings in South Texas while evaluating alternatives to the price-to-beat in North Texas. Further, an advertising campaign has been launched to reinforce the benefits of being a TXU Energy customer. "The Power of Peace of Mind" campaign highlights TXU Energy's proven track record of responsive, worry-free customer service at competitive rates. Outside of TXU's native market, these marketing programs are expected to increase profitable customer acquisitions building on TXU Energy's improved bad debt management capabilities and lower costs to serve customers through the Capgemini Energy agreement and other initiatives.

While the operational and product/marketing improvements and increased credit and collections activities have helped improve profitability, marketers generally experienced difficulties in competing effectively in the third quarter due to higher wholesale power and gas prices. These challenges are evident in the reduction seen in the number and quality of offers being made available to consumers. On a consumption basis, warmer than normal weather in the third quarter of 2005 drove increased consumer volumes. Since commodities prices rose sharply and were high relative to consumer price levels, retail profitability was dampened.

Because of continued competitive activity, net native market residential customer attrition was 3.3 percent for the third quarter 2005, up from 3.1 percent in the previous quarter and 2.0 percent during the third quarter 2004. With a 5.5 percent increase in customers in other markets, the net total residential customer attrition in the quarter was 2.5 percent. In the third quarter 2004, competitive activity was comparatively low, and the number of customers returned to TXU Energy from competitive retailers due to non-payment was much higher. Approximately 33 percent of the attrition in the third quarter 2005 (38 percent year-to-date) was attributable to more effective bad debt management efforts; the savings generated by reduced bad debt more than offset the incremental costs of customer attrition. With year-to-date native market attrition now

================================================================================

================================================================================

at 7.6 percent and an anticipated seasonal slowdown in competitive activity, TXU Energy currently targets full-year native market attrition in a range of 9 to 10 percent.

Competition also remains robust in business markets with year-to-date customer churn of 7.5 percent in the small and medium business markets. Specialized offerings in historically high churn categories continue to be rolled out and direct sales coverage is now being used to attract and retain smaller business customers. Customer satisfaction in the business segment continues to improve as call center initiatives, such as TXU Energy 1-Call ResolutionSM and dedicated queues have been implemented for customers with specialized needs. Business call satisfaction is approximately 3 percent higher compared to the third quarter 2004. The acquisition process for new small and medium business customers has been improved and pilot launches of new sales channels are underway. For large commercial and industrial customers, volumes sold on a year-to-date basis decreased to 12.5 terawatt-hours (TWh) as compared to 19.9 TWh on a comparable basis in 2004, reflecting TXU Energy's continued focus on profitability and fierce competition in the market. Improvements have been made in operational processes, contract underwriting criteria, and cost structure. This focus has improved the customer mix and reduced sales-related costs by over 30 percent.

TXU ENERGY HOLDINGS SEGMENT: FINANCIAL PERFORMANCE

The financial performance of the TXU Energy Holdings segment reflects the ongoing successful implementation of the operational initiatives described above. In the third quarter of 2005, the TXU Energy Holdings segment reported income from continuing operations of $1.88 per share, an $0.83 per share improvement over the $1.05 per share in the third quarter of 2004. Special items for the third quarter 2005 were a charge of $2 million, or $0.01 per share, as compared to a credit of $7 million, or $0.02 per share, in 2004, as detailed in Appendix Table A1. Operational earnings in the third quarter of 2005 were $1.89 per share, an 85 percent increase over the $1.02 per share in the prior-year period. Excluding the effect of lower average shares, the TXU Energy Holdings segment operational earnings improved by $0.54 per share, or 53 percent.

For the year-to-date period ended September 30, 2005, the TXU Energy Holdings segment reported income from continuing operations of $4.14 per share, a $2.84 per share increase over income from continuing operations of $1.30 per share in the comparable 2004 period. Special charges for the 2005 year-to-date period were $6 million, or $0.02 per share, as compared to $174 million, or $0.51 per share in 2004, as detailed in Appendix Table A2. Operational earnings for year-to-date 2005 were $4.17 per share, a 142 percent increase over the $1.72 per share in the prior-year period. Excluding the effect of lower average shares, the TXU Energy Holdings segment operational earnings improved by $1.29 per share, or 75 percent.

Table 9 below reconciles the change in operational earnings from 2004 to 2005 for the third quarter and year-to-date periods. Third quarter results improved by $159 million, or $0.87 per share, as a result of improved contribution margin, reduced SG&A expense primarily due to operational improvements, and fewer average shares. Year-to-date results improved by $433 million, or $2.45 per share, as a result of improved contribution margin, reduced operating costs and SG&A expense primarily due to operational improvements, and fewer average shares.

TABLE 9: TXU ENERGY HOLDINGS SEGMENT -- OPERATIONAL EARNINGS RECONCILIATION Q3 04 TO Q3 05 AND YTD 04 TO YTD 05; $ MILLIONS AND $ PER SHARE

=============================================================================================================================
EARNINGS FACTOR                                           QTR                  QTR                  YTD                  YTD
                                                   $ MILLIONS          $ PER SHARE           $ MILLIONS          $ PER SHARE
----------------------------------------- -------------------- -------------------- -------------------- --------------------
Q3 04 OPERATIONAL EARNINGS                                302                 1.02                  580                 1.72
.......................................... .................... .................... .................... ....................
   Contribution margin                                    199                 0.67                  486                 1.45
.......................................... .................... .................... .................... ....................
   Operating costs                                         (6)               (0.02)                  31                 0.09
.......................................... .................... .................... .................... ....................
   Depreciation and amortization                            5                 0.02                   34                 0.10
.......................................... .................... .................... .................... ....................
   SG&A                                                    43                 0.15                  122                 0.36
.......................................... .................... .................... .................... ....................
   Franchise and revenue based taxes                        1                    -                    3                 0.01
.......................................... .................... .................... .................... ....................
   Other income and deductions                             10                 0.03                    6                 0.02
.......................................... .................... .................... .................... ....................
   Net interest                                            (3)               (0.01)                  (3)               (0.01)
.......................................... .................... .................... .................... ....................
   Income taxes                                           (90)               (0.30)                (246)               (0.73)
.......................................... .................... .................... .................... ....................
   Effect of reduced shares                                 -                 0.33                    -                 1.16
.......................................... .................... .................... .................... ....................
Q3 05 OPERATIONAL EARNINGS                                461                 1.89                1,013                 4.17
-----------------------------------------------------------------------------------------------------------------------------

The $199 million increase in contribution margin for the third quarter 2005 versus the comparable 2004 period reflected higher retail and wholesale prices (primarily driven by increased natural gas and wholesale power prices), increased baseload (nuclear and lignite/coal-fired) generation plant output, and lower baseload fuel costs. Wholesale electricity revenues for the third quarter of 2005, increased $350 million, or 72 percent, as compared to the 2004 period due to higher wholesale prices and sales volumes. These increases were partially offset by the effect on contribution margin of higher purchased power prices due to higher natural gas prices and heat rates, decreased business market sales volumes resulting from retail customer

================================================================================

================================================================================

attrition due to robust competition, decreased net revenues from hedging and risk management activities and negative margins resulting from incremental retail sales due to warmer weather (losses of approximately $30 million in contribution margin versus normal weather and $22 million versus the prior year period). The negative margins on incremental sales due to warmer than normal weather, reflected the effects of rapidly increasing natural gas and wholesale power costs not being reflected in retail power prices that are fixed by the price-to-beat rate. Appendix Tables B and E provide details of operating revenues and total fuel and purchased power costs and delivery fees for the TXU Energy Holdings segment for the year-to-date period ended September 30, 2005 compared to previous year period.

Operating costs for the third quarter 2005 compared to the prior year period increased $6 million primarily due to increased spending to support the achievement of increased productivity levels and increased maintenance costs associated with an additional planned nuclear plant outage, partially offset by lower employee benefits expense and the reduction of expenses associated with nine combustion turbine units no longer run for TXU Energy Holdings' benefit. The reduction in depreciation and amortization expense of $5 million was primarily the result of reductions in the 2005 depreciation rates for lignite/coal-fired generation facilities due to an increase in the estimated average depreciable lives of the assets. SG&A expense for the third quarter of 2005 declined $43 million primarily due to reductions in incentive compensation and pension and benefits expenses, reductions in shared services expenses of $15 million including the effects of the Capgemini Energy outsourcing agreement, and decreased retail bad debt expenses of $9 million as a result of stricter disconnect policies and more focused collection activities. The $10 million net benefit to operational earnings of other income and deductions was primarily the result of the absence of the previous amortization of gain on the sale of power plants, which ceased due to the termination in late 2004 of a tolling contract over the term of which the gain was being amortized.

The TXU Energy Holdings segment contribution margin for the year-to-date period ended September 30, 2005 increased $486 million over the same period in 2004 primarily due to higher retail and wholesale prices, reflecting increased natural gas and wholesale power prices, increased baseload (nuclear and lignite/coal-fired) generation plant output, and lower baseload fuel costs, partially offset by decreased sales volumes resulting from the effects of retail customer losses and higher average gas-fired generation and purchased power costs. Wholesale electricity revenues for the year-to-date period in 2005, increased $473 million, or 33 percent, as compared to the 2004 period, due to the effect of increased natural gas prices on wholesale prices. Other revenues for the year-to-date period ended September 30, 2005, as compared to the prior period decreased $20 million primarily due to the dissolution of the customer services agreement with TXU Gas and the sale of TXU Fuel assets in June 2004. Appendix Table B provides details of operating revenues for the TXU Energy Holdings segment for the year-to-date period ended September 30, 2005 compared to previous year period. Operating costs for the 2005 year-to-date period as compared to the same period in 2004 decreased $31 million despite increases in plant production levels and reflected lower staffing levels, reduced expenses resulting from the expiration of the customer services agreement with TXU Gas, the nine combustion turbine gas units that are no longer run for TXU's use, the sale of TXU Fuel assets in June 2004, and lower employee benefit expenses. SG&A expense for the nine months ended September 30, 2005, declined $122 million primarily due to reductions in shared services expenses of $53 million including the effects of the Capgemini Energy outsourcing agreement, reductions in incentive compensation and pension and benefits expenses of $36 million, and decreased retail bad debt expenses of $35 million as a result of stricter disconnect policies and more focused collection activities.

Appendix Tables C and D provide TXU Energy volume and customer statistics. For the third quarter 2005, the 11.8 percent decrease in retail sales volumes as compared to the 2004 period was predominantly due to a 37.5 percent decline in large business market volumes. Sales volumes also reflect relatively flat mass market (residential and small business) sales as compared to the third quarter 2004 and were driven by an 8.4 percent decline in total mass market customer levels due to competitive activity, offset by increased average residential usage due to warmer weather. Retail sales volumes for the year-to-date period ended September 30, 2005 declined 16.0 percent as compared to the same prior period. The year-to-date decrease in retail sales volumes reflects a 37 percent decline in large business market volumes and a 4.1 percent decline in mass market volumes due to the decline in mass market customers, partially offset by an increase in average residential customer usage.

Revenues from hedging and risk management activities decreased $52 million for the quarter ended September 30, 2005 versus the comparable 2004 period. The decrease primarily reflected an increase of $30 million in the reversal of net unrealized gains previously recognized in hedging and risk management activities now realized in wholesale revenues and purchased power during the period and an increase of $33 million in net realized losses associated with prior year hedging activities, including an increase of $19 million in losses previously deferred in accumulated other comprehensive income. The third quarter of 2005 also included $34 million of net unrealized losses primarily relating to economic hedges of fourth quarter 2005 electricity sales and $43 million of net unrealized losses on commodity trading positions, somewhat offset by $41 million in net realized gains on settlement of commodity trading positions primarily in natural gas. For the year-to-date period ended September 30, 2005, as compared to the prior year period, hedging and risk management activities decreased $61 million due to reasons similar to the third quarter. Because hedging activities are intended to mitigate the risk of

================================================================================

================================================================================

commodity price movements on revenues and fuel and purchased power costs, the changes in such results should not be viewed in isolation but rather taken together with the effects of price and cost changes on margins.

Appendix Table F provides a summary of the TXU Energy Holdings segment generation and supply operating statistics. Results for the 2005 third quarter and year-to-date periods reflect the benefit of more effective sourcing of purchased power versus higher heat rate natural gas-fired generation, reduced purchased power volumes due to lower sales volumes and increased production from the nuclear and lignite/coal generation plants, and lower line loss and power imbalances. The increase in average costs of natural gas and purchased power for 2005 was the result of higher gas prices and increased market heat rates. Baseload production improved for both the third quarter and year-to-date periods as compared to the same periods in 2004 and was primarily the result of improved operating performance. Year-to-date-period baseload production was further aided by fewer nuclear generation refueling days, reduced outages, and the timing of maintenance outages.

TXU ELECTRIC DELIVERY SEGMENT

The TXU Electric Delivery segment consists of TXU Electric Delivery Company, TXU Corp.'s regulated transmission and distribution business. TXU Electric Delivery is the sixth largest electric delivery company in the nation, delivering electricity to three million meters across a network of over 14,000 miles of transmission lines and 100,000 miles of distribution lines in the economically diverse north central, east and west Texas. The North American Electric Reliability Council estimates a 2.0 to 2.5 percent annual growth rate in the North Texas service area over the next 10 years, one of the highest growth regions in their survey. The benefits of the economic growth, increased volumes due to hotter weather, and significant ongoing investments in transmission infrastructure are reflected in TXU Electric Delivery's operational earnings improvement of $0.13 per share, or 35 percent excluding the effect of reduced average shares, during the third quarter of 2005 relative to the same period last year.

TXU ELECTRIC DELIVERY SEGMENT: OPERATIONAL HIGHLIGHTS

During the third quarter, the TXU Electric Delivery segment responded extremely well to two devastating weather events, hurricanes Katrina and Rita. TXU Electric Delivery first responded to assist Florida Power & Light in the Miami area following Hurricane Katrina's initial landfall in Florida. Following Katrina's devastating blow to the New Orleans and Gulf Coast areas, TXU Electric Delivery deployed nearly 800 employees and contractors to assist CLECO and Entergy in restoring service to their customers. These resources were completely self sufficient, arriving with food, water, fuel, showers, materials and sleeping arrangements. No sooner did these resources arrive back home than preparations began for the arrival of Hurricane Rita. The storm was the most damaging to ever hit TXU Electric Delivery's Eastern Region; nearly 50 percent of the area's customers lost power, as did nearly 90 percent of the customers in the cities of Lufkin and Nacogdoches. Over 1,400 people were sent to the area to quickly restore service. Once this task was completed, a contingent of 250 employees and contractors were redeployed to Beaumont, Texas, to assist Entergy in its restoration efforts. The cost of assisting other utilities recover from a storm is billed to those utilities. The incremental cost of recovering from an in-territory storm is charged to a regulatory asset (self-insurance reserve account) for future recovery in rates. Therefore, recent storms had minimal impact on reported third quarter expenses.

Even while actively supporting other utilities in their time of need, the TXU Electric Delivery segment took care of business at home as well. The TXU
Electric Delivery system was prepared for and performed well during the protracted Texas summer. The ERCOT grid set a new all-time electrical demand record on August 23, and the month of September proved to be the hottest September on record in the North Texas area.

In addition, the TXU Electric Delivery segment continued in its drive to improve reliability and customer satisfaction while holding down operations expense through increased technology investment. TXU Electric Delivery's automated meter reading (AMR) project continued to make excellent progress during the third quarter, and the deployment schedule has been accelerated for the fourth quarter. A total of 26,000 AMR meters have been installed to date, and 54,000 additional units, for a total of 80,000 units, are expected to be installed by year's end.

Additionally, the TXU Electric Delivery segment continued its deployment of enhanced technology on the delivery system, including distribution automation equipment, automated VAR management (power factor) equipment and enhanced monitoring and protection equipment on the transmission grid.

TXU ELECTRIC DELIVERY SEGMENT: FINANCIAL HIGHLIGHTS

The TXU Electric Delivery segment reported income from continuing operations of $0.59 per share in the third quarter of 2005, compared to $0.37 per share in the third quarter of 2004, an increase of 59 percent. Special charges in the current year period and in the third quarter of 2004 were each less than a penny. Excluding the effect of lower average shares, the TXU Electric Delivery segment operational earnings improved by $0.13 per share.

For the year-to-date periods ended September 30, 2005 and 2004, income from continuing operations was $1.24 per share and $0.71 per share, respectively. Special charges were $0.01 per share in the current-year period and $0.04 per share year-

================================================================================

================================================================================

to-date  2004.   Excluding  the  effect  of  reduced   weighted  average  shares
outstanding, operational earnings for the segment improved by $0.21 per share over the prior year, an increase of 30 percent.

Table 10 below reconciles the change in operational earnings from 2004 to 2005 for the third quarter and year-to-date periods.

TABLE 10: TXU ELECTRIC DELIVERY SEGMENT -- OPERATIONAL EARNINGS RECONCILIATION Q3 04 TO Q3 05 AND YTD 04 TO YTD 05; $ MILLIONS AND $ PER SHARE

=============================================================================================================================
                                                          QTR                  QTR                  YTD                  YTD
EARNINGS FACTOR                                    $ MILLIONS          $ PER SHARE           $ MILLIONS          $ PER SHARE
----------------------------------------- -------------------- -------------------- -------------------- --------------------
Q3 04 OPERATIONAL EARNINGS                                108                 0.37                  234                 0.69
.......................................... .................... .................... .................... ....................
  Contribution margin (revenues)                           58                 0.20                  132                 0.39
.......................................... .................... .................... .................... ....................
  Operating costs                                           -                    -                   (8)               (0.02)
.......................................... .................... .................... .................... ....................
  Depreciation and amortization                            (6)               (0.02)                 (48)               (0.14)
.......................................... .................... .................... .................... ....................
  SG&A                                                      2                 0.01                   12                 0.04
.......................................... .................... .................... .................... ....................
  Franchise and revenue based taxes                         1                    -                    4                 0.01
.......................................... .................... .................... .................... ....................
  Other income and deductions                               2                 0.01                   (5)               (0.01)
.......................................... .................... .................... .................... ....................
  Net interest                                              2                 0.01                   11                 0.03
.......................................... .................... .................... .................... ....................
  Income taxes                                            (21)               (0.08)                 (29)               (0.09)
.......................................... .................... .................... .................... ....................
  Effect of reduced shares                                  -                 0.10                    -                 0.35
.......................................... .................... .................... .................... ....................
Q3 05 OPERATIONAL EARNINGS                                146                 0.60                  303                 1.25
-----------------------------------------------------------------------------------------------------------------------------

The improved operational earnings performance for the TXU Electric Delivery segment reflected an increase of $58 million ($0.20 per share pre-tax) in contribution margin (revenues) due to increased distribution revenues resulting from warmer weather, customer growth, and higher transmission and distribution tariffs. The effect of warmer weather and related effects on revenues resulted in an increase of approximately $29 million for the 2005 third quarter versus the same period in 2004 and $15 million for the current quarter versus normal weather. The $6 million increase in depreciation and amortization expense was primarily due to property additions. SG&A expense decreased by $2 million as a result of reduced support services costs as a result of the Capgemini Energy outsourcing agreement. The $21 million ($0.08 per share) increase in income taxes reflects increased earnings.

For the year-to-date period in 2005, the TXU Electric Delivery segment's $0.21 per share improved performance excluding the effect of reduced shares, reflected an increase of $132 million ($0.39 per share pre-tax) in contribution margin (revenues) due to increased distribution revenues resulting from warmer weather and customer growth, higher transmission revenues due to increased rates from capital investments in response to customer growth and competitive market needs, and increased revenues related to transition charge tariffs to service securitization bonds, which have offsetting amortization expense. For the current year-to-date period compared to the prior year period, the $8 million ($0.02 per share) increase in operating costs was primarily due to increased property taxes and increased expenditures for energy efficiency programs, third party transmission costs and meter expenses, partially offset by decreased employee benefits expenses including lower medical benefits due to plan changes. The $48 million ($0.14 per share) increase in depreciation and amortization expense for the 2005 year-to-date period was due to a $41 million increase in the amortization of regulatory assets as a result of securitization bonds issued in June 2004, which have equal associated transition revenues, and a $10 million increase due to property additions. SG&A expense decreased by $12 million ($0.04 per share) and included a decrease in support services costs as a result of the Capgemini Energy outsourcing agreement. The major factor in decreased net interest (interest expense net of interest income) was lower average interest rates. Income taxes for the year-to-date period in 2005 increased a net $29 million ($0.09 per share) as a result of increased earnings in the current period and a credit in the second quarter of 2005 related to the resolution of audits for 1994 through 1996.

Appendix Tables I, J1 and J2 summarize the details of the operating revenues and operating statistics for the TXU Electric Delivery segment for the third quarter and year-to-date 2005 and 2004.

CORPORATE AND OTHER

Corporate and Other consists of TXU Corp.'s remaining non-segment operations, primarily discontinued operations, general corporate expenses, and interest on debt at the corporate level. For the third quarter 2005, the loss from continuing operations for Corporate and Other was $33 million, or $0.14 per share, as compared to a loss of $34 million, or $1.03 per share, for the third quarter 2004. Deducting preference stock dividends and adjusting for special items in 2004 as detailed in Appendix Table A1, operational results were a loss of $0.14 per share in the third quarter 2005 as compared to a loss of $0.07 per share in the third quarter of 2004.

================================================================================

================================================================================

Excluding the effect of reduced shares, current period expenses increased by $0.04 per share from the prior-year period. The change is primarily related to increased net interest expense, partially offset by reduced operating expenses as a result of cost reduction initiatives.

Year-to-date 2005 income from continuing operations for Corporate and Other was $51 million, but represented a loss of $1.83 per share, reflecting the dilution adjustment related to the true-up for the accelerated share repurchase program, as compared to a loss of $205 million, or $1.51 per share for the comparable 2004 period, which reflected a $268 million dilution adjustment related to the convertible senior notes, the majority of which were repurchased in October 2004. Excluding the dilution effect of the accelerated share repurchase program, deducting preference stock dividends, and adjusting for special items of a credit of $0.65 per share in 2005 and a charge of $0.33 per share in 2004 as detailed in Appendix Table A2, operational results were a loss of $0.48 per share year-to-date 2005 as compared to a loss of $0.27 per share in the comparable 2004 period. Excluding the effect of reduced shares, expenses increased by $0.03 per share.

OUTLOOK, FINANCIAL STRATEGY AND BUSINESS PLAN REVIEW

TXU Corp. has increased its outlook for 2005 operational earnings by $0.25 per share, to a range of $6.50 to $6.70 per share. The increase reflects solid execution on the prior outlook of $6.25 to $6.45 per share and increased wholesale market prices net of actions taken to mitigate the effect of these commodity market price increases on customers. TXU Corp. expects to issue an update on its operational earnings outlook for 2006 and growth rate drivers for 2007 and the results of a detailed review of its financial strategy and business plans before the market opens on Monday, November 7, 2005.

ADDITIONAL INFORMATION

Additional information, including consolidating income statements, consolidating balance sheets, consolidated cash flow, and legal and regulatory summaries, can be obtained under the TXU Q3 2005 Earnings Results heading at www.txucorp.com/investres/default.asp.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In the competitive TXU Energy Holdings segment (comprised of electricity generation, wholesale marketing and retailing), TXU Energy provides electricity and related services to more than 2.3 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power has over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear and 5,837 MW of lignite/coal-fired generation capacity. The company is also one of the largest purchasers of wind-generated electricity in Texas and North America. TXU Wholesale optimizes the purchases and sales of energy for TXU Energy and TXU Power and provides related services to other market participants. TXU Corp.'s regulated segment, TXU Electric Delivery, is an electric distribution and transmission business that complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 100,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. DISCUSSION OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S SEC FILINGS. IN ADDITION TO THE RISKS AND UNCERTAINTIES SET FORTH IN THE COMPANY'S SEC FILINGS, THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE COULD BE AFFECTED BY ACTIONS OF RATING AGENCIES, DELAYS IN IMPLEMENTING ANY FUTURE PRICE-TO-BEAT FUEL FACTOR ADJUSTMENTS, THE ABILITY OF THE COMPANY TO ATTRACT AND RETAIN PROFITABLE CUSTOMERS, CHANGES IN DEMAND FOR ELECTRICITY, THE IMPACT OF WEATHER, CHANGES IN WHOLESALE ELECTRICITY PRICES OR ENERGY COMMODITY PRICES, THE ABILITY OF THE
COMPANY TO IMPLEMENT THE INITIATIVES THAT ARE PART OF ITS RESTRUCTURING, OPERATIONAL IMPROVEMENT AND COST REDUCTION PROGRAM, AND THE TERMS UNDER WHICH THE COMPANY EXECUTES THOSE INITIATIVES, AND THE DECISIONS MADE AND ACTIONS TAKEN AS A RESULT OF THE FINANCIAL AND GROWTH STRATEGIES REVIEW AS DISCUSSED ABOVE.

                                      -END-

INVESTOR RELATIONS:                                                MEDIA:
Tim Hogan               Bill Huber            Steve Oakley         Chris Schein
214-812-4641            214-812-2480          214-812-2220         214-875-8329

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

================================================================================

APPENDIX TABLES

APPENDIX TABLE A1:  CONSOLIDATED -- DESCRIPTION OF SPECIAL ITEMS
Q3 05 AND Q3 04; $ MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
SPECIAL ITEM                                        INCOME STATEMENT LINE        Q3 05       Q3 05        Q3 04       Q3 04
--------------------------------------------- ---------------------------- ------------ ----------- ------------ -----------
TXU Energy Holdings segment:
.............................................. ............................ ............ ........... ............ ...........
   Outsourcing/transition costs                          Other deductions            2        0.01            -           -
.............................................. ............................ ............ ........... ............ ...........
   Disposition of property                               Other deductions            -           -          (12)      (0.04)
.............................................. ............................ ............ ........... ............ ...........
   Other                                                 Other deductions            -           -            5        0.02
.............................................. ............................ ............ ........... ............ ...........
TXU Electric Delivery segment:
.............................................. ............................ ............ ........... ............ ...........
   Outsourcing/transition costs                          Other deductions            1           -            1           -
.............................................. ............................ ............ ........... ............ ...........
Corporate and Other:
.............................................. ............................ ............ ........... ............ ...........
   Compensation/professional fees                            SG&A expense            -           -            9        0.03
.............................................. ............................ ............ ........... ............ ...........
   Liability management expense                          Other deductions            -           -            7        0.02
.............................................. ............................ ............ ........... ............ ...........
      TOTAL                                                                          3        0.01           10        0.03
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE A2:  CONSOLIDATED - DESCRIPTION OF SPECIAL ITEMS
YTD 05 AND YTD 04; $ MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
SPECIAL ITEM                                        INCOME STATEMENT LINE       YTD 05      YTD 05       YTD 04      YTD 04
--------------------------------------------- ---------------------------- ------------ ----------- ------------ -----------
TXU Energy Holdings segment:
.............................................. ............................ ............ ........... ............ ...........
   Outsourcing/transition costs                          Other deductions            6        0.02            -           -
.............................................. ............................ ............ ........... ............ ...........
   Severance and related expenses                        Other deductions            -           -           61        0.18
.............................................. ............................ ............ ........... ............ ...........
   Inventory/gas plant write-down                        Other deductions            -           -           53        0.16
.............................................. ............................ ............ ........... ............ ...........
   Software projects write-off                           Other deductions            -           -           69        0.20
.............................................. ............................ ............ ........... ............ ...........
   Disposition of property                               Other deductions            -           -          (12)      (0.04)
.............................................. ............................ ............ ........... ............ ...........
   Other                                                 Other deductions            -           -            3        0.01
.............................................. ............................ ............ ........... ............ ...........
TXU Electric Delivery segment:
.............................................. ............................ ............ ........... ............ ...........
   Outsourcing/transition costs                          Other deductions            1        0.01           14        0.04
.............................................. ............................ ............ ........... ............ ...........
Corporate and Other:
.............................................. ............................ ............ ........... ............ ...........
   Litigation settlement benefit                             Other income          (23)      (0.09)           -           -
.............................................. ............................ ............ ........... ............ ...........
   Compensation/professional fees                            SG&A expense            3        0.01           73        0.22
.............................................. ............................ ............ ........... ............ ...........
   Litigation settlement                                 Other deductions            -           -           65        0.19
.............................................. ............................ ............ ........... ............ ...........
   Liability management expense                          Other deductions            -           -           45        0.13
.............................................. ............................ ............ ........... ............ ...........
   Outsourcing/transition costs                          Other deductions            1           -            2        0.01
.............................................. ............................ ............ ........... ............ ...........
   Income tax benefit                                  Income tax expense         (138)      (0.57)         (75)      (0.22)
.............................................. ............................ ............ ........... ............ ...........
      TOTAL                                                                       (150)      (0.62)         298        0.88
----------------------------------------------------------------------------------------------------------------------------

================================================================================

================================================================================

APPENDIX TABLE B: TXU ENERGY HOLDINGS SEGMENT -- OPERATING REVENUES Q3 05 VS. Q3 04 AND YTD 05 VS. YTD 04; $ MILLIONS AND MIXED MEASURES

============================================================================================================================
OPERATING REVENUE COMPONENT                                      Q3 05     Q3 04  % CHANGE     YTD 05     YTD 04   % CHANGE
------------------------------------------------------------- --------- --------- --------- ---------- ---------- ----------
Retail electricity revenues(6):
.............................................................. ......... ......... ......... .......... .......... ..........
   Native market:
.............................................................. ......... ......... ......... .......... .......... ..........
      Residential                                                1,208     1,073      12.6      2,682      2,472        8.5
.............................................................. ......... ......... ......... .......... .......... ..........
      Small business                                               333       352      (5.4)       831        867       (4.2)
.............................................................. ......... ......... ......... .......... .......... ..........
         Total native market                                     1,541     1,425       8.1      3,513      3,339        5.2
.............................................................. ......... ......... ......... .......... .......... ..........
   Other markets:
.............................................................. ......... ......... ......... .......... .......... ..........
      Residential                                                  153       113      35.4        309        228       35.5
.............................................................. ......... ......... ......... .......... .......... ..........
      Small business                                                24        12         -         51         25          -
.............................................................. ......... ......... ......... .......... .......... ..........
         Total other markets                                       177       125      41.6        360        253       42.3
.............................................................. ......... ......... ......... .......... .......... ..........
   Large business                                                  347       458     (24.2)     1,006      1,366      (26.4)
.............................................................. ......... ......... ......... .......... .......... ..........
Total retail electricity revenues                                2,065     2,008       2.8      4,879      4,958       (1.6)
.............................................................. ......... ......... ......... .......... .......... ..........
Wholesale electricity revenues                                     837       487      71.9      1,902      1,429       33.1
.............................................................. ......... ......... ......... .......... .......... ..........
Hedging and risk mgmt. activities:
.............................................................. ......... ......... ......... .......... .......... ..........
   Realized gains (losses)                                        (11)       (3)         -        (35)        31          -
.............................................................. ......... ......... ......... .......... .......... ..........
   Reversal of prior recognized unrealized gains (losses)            3      (11)         -        (20)       (47)     (57.4)
.............................................................. ......... ......... ......... .......... .......... ..........
   Unrealized gains (losses) on open positions(7)                 (108)     (50)         -        (67)       (45)      48.9
.............................................................. ......... ......... ......... .......... .......... ..........
      Total                                                       (116)     (64)     (81.3)      (122)       (61)         -
.............................................................. ......... ......... ......... .......... .......... ..........
Other revenues                                                      86        86         -        243        263       (7.6)
.............................................................. ......... ......... ......... .......... .......... ..........
         Total operating revenues                                2,872     2,517      14.1      6,902      6,589        4.8
.............................................................. ......... ......... ......... .......... .......... ..........
Average revenue ($/MWh):
.............................................................. ......... ......... ......... .......... .......... ..........
   Residential                                                  121.81    109.21      11.5     114.71     101.56       12.9
.............................................................. ......... ......... ......... .......... .......... ..........
   Small business                                               117.37    107.45       9.2     115.09     103.57       11.1
.............................................................. ......... ......... ......... .......... .......... ..........
   Large business                                                86.61     71.47      21.2      80.20      68.67       16.8
.............................................................. ......... ......... ......... .......... .......... ..........
Average wires charge ($/MWh)                                     23.60     22.06       7.0      23.81      21.76        9.4
----------------------------------------------------------------------------------------------------------------------------







-------------------------
(6) Breakout of native and other markets are estimates and provided for reference only.

(7) Net unrealized mark-to-market gains/(losses): third quarter 2005 includes $1 million of ineffectiveness gains related to cash flow hedges versus $4 million of ineffectiveness losses for the comparable period in 2004. Year-to-date 2005 includes $2 million of ineffectiveness gains related to cash flow hedges versus $21 million of ineffectiveness losses for the comparable period in 2004.

================================================================================

================================================================================

APPENDIX TABLE C: TXU ENERGY HOLDINGS SEGMENT -- RETAIL AND WHOLESALE SALES Q3 05 VS. Q3 04 AND YTD 05 VS. YTD 04; MIXED MEASURES

============================================================================================================================
VOLUME COMPONENT                                      Q3 05      Q3 04      % CHANGE      YTD 05       YTD 04      % CHANGE
------------------------------------------------- ---------- ---------- ------------- ----------- ------------ -------------
Retail electricity sales (GWh):
.................................................. .......... .......... ............. ........... ............ .............
   Native market:
.................................................. .......... .......... ............. ........... ............ .............
      Residential                                     9,965      9,760           2.1      23,382       24,246          (3.6)
.................................................. .......... .......... ............. ........... ............ .............
      Small business                                  2,801      3,260         (14.1)      7,124        8,335         (14.5)
.................................................. .......... .......... ............. ........... ............ .............
        Total native market                          12,766     13,020          (2.0)     30,506       32,581          (6.4)
.................................................. .......... .......... ............. ........... ............ .............
   Other markets:
.................................................. .......... .......... ............. ........... ............ .............
      Residential                                     1,215      1,096          10.9       2,701        2,345          15.2
.................................................. .......... .......... ............. ........... ............ .............
      Small business                                    233        127          83.5         537          277          93.9
.................................................. .......... .......... ............. ........... ............ .............
        Total other markets                           1,448      1,223          18.4       3,238        2,622          23.5
.................................................. .......... .......... ............. ........... ............ .............
   Large business                                     4,006      6,412         (37.5)     12,540       19,891         (37.0)
.................................................. .......... .......... ............. ........... ............ .............
        Total retail electricity sales               18,220     20,655         (11.8)     46,284       55,094         (16.0)
.................................................. .......... .......... ............. ........... ............ .............
Wholesale electricity sales                          13,770     11,929          15.4      36,581       36,653          (0.2)
.................................................. .......... .......... ............. ........... ............ .............
           Total electricity sales                   31,990     32,584          (1.8)     82,865       91,747          (9.7)
.................................................. .......... .......... ............. ........... ............ .............
Volumes (GWh) - weather adjusted(8):
.................................................. .......... .......... ............. ........... ............ .............
   Residential                                       10,312     10,856          (5.0)     25,039       26,591          (5.8)
.................................................. .......... .......... ............. ........... ............ .............
   Small business                                     2,915      3,387         (13.9)      7,516        8,612         (12.7)
.................................................. .......... .......... ............. ........... ............ .............
   Large business                                     3,983      6,412         (37.9)     12,525       19,891         (37.0)
.................................................. .......... .......... ............. ........... ............ .............
Average KWh/customer(9):
.................................................. .......... .......... ............. ........... ............ .............
   Residential                                        5,500      4,921          11.8      12,563       12,091           3.9
.................................................. .......... .......... ............. ........... ............ .............
   Small business                                    10,247     10,530          (2.7)     25,241       26,905          (6.2)
.................................................. .......... .......... ............. ........... ............ .............
   Large business                                    71,972     83,907         (14.2)    192,090      274,470         (30.0)
.................................................. .......... .......... ............. ........... ............ .............
Average KWh/customer - weather adjusted(8):
.................................................. .......... .......... ............. ........... ............ .............
   Residential                                        5,073      4,921           3.1      12,060       12,091          (0.3)
.................................................. .......... .......... ............. ........... ............ .............
   Small business                                     9,845     10,530          (6.5)     24,764       26,905          (8.0)
.................................................. .......... .......... ............. ........... ............ .............
   Large business                                    71,553     83,907         (14.7)    191,857      274,470         (30.1)
.................................................. .......... .......... ............. ........... ............ .............
Weather - percent of normal(10):
.................................................. .......... .......... ............. ........... ............ .............
   Cooling degree days                                106.2       85.5          24.2       104.5         87.9          18.9
.................................................. .......... .......... ............. ........... ............ .............
   Heating degree days                                    -          -             -        89.2         93.2          (4.3)
----------------------------------------------------------------------------------------------------------------------------








-------------------------
(8) 2005 amounts adjusted for estimated  weather effect as compared to 2004.

(9) Based upon the average of the period beginning and ending customers.

(10) Average for service territory is based on a 50 percent - DFW, 25 percent - Mineral Wells and 25 percent Waco weighting. Weather data is obtained from WeatherBank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the U.S. Department of Commerce). Energy degree days calculation includes both heating degree and cooling degree days.

================================================================================

================================================================================

APPENDIX TABLE D: TXU ENERGY HOLDINGS SEGMENT -- RETAIL CUSTOMER COUNTS Q3 05 VS. Q4 04 AND Q3 05 VS. Q3 04; END OF PERIOD, THOUSANDS, # OF METERS

============================================================================================================================
CUSTOMER COMPONENT                                 Q3 05       Q4 04       % CHANGE        Q3 05        Q3 04      % CHANGE
-------------------------------------------- ------------ ----------- -------------- ------------ ------------ -------------
Retail electricity customers:
............................................. ............ ........... .............. ............ ............ .............
   Native market:
............................................. ............ ........... .............. ............ ............ .............
      Residential                                  1,804       1,951           (7.5)       1,804        1,997          (9.7)
............................................. ............ ........... .............. ............ ............ .............
      Small business                                 285         309           (7.8)         285          313          (8.9)
............................................. ............ ........... .............. ............ ............ .............
         Total native market                       2,089       2,260           (7.6)       2,089        2,310          (9.6)
............................................. ............ ........... .............. ............ ............ .............
   Other markets:
............................................. ............ ........... .............. ............ ............ .............
      Residential                                    203         194            4.6          203          195           4.1
............................................. ............ ........... .............. ............ ............ .............
      Small business                                   7           6           16.7            7            6          16.7
............................................. ............ ........... .............. ............ ............ .............
         Total other markets                         210         200            5.0          210          201           4.5
............................................. ............ ........... .............. ............ ............ .............
   Large business                                     55          76          (27.6)          55           76         (27.6)
............................................. ............ ........... .............. ............ ............ .............
         Total retail electricity customers        2,354       2,536           (7.2)       2,354        2,587          (9.0)
............................................. ............ ........... .............. ............ ............ .............
Estimated share of market(11)(%):
............................................. ............ ........... .............. ............ ............ .............
   Native market:
............................................. ............ ........... .............. ............ ............ .............
      Residential                                     74          81           (8.6)          74           83         (10.8)
............................................. ............ ........... .............. ............ ............ .............
      Small business                                  73          78           (6.4)          73           81          (9.9)
............................................. ............ ........... .............. ............ ............ .............
   Total ERCOT:
............................................. ............ ........... .............. ............ ............ .............
      Residential                                     40          44           (9.1)          40           45         (11.1)
............................................. ............ ........... .............. ............ ............ .............
      Small business                                  30          31           (3.2)          30           32          (6.3)
............................................. ............ ........... .............. ............ ............ .............
      Large business                                  21          33          (36.4)          21           37         (43.2)
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE E: TXU ENERGY HOLDINGS SEGMENT -- FUEL AND PURCHASED POWER COSTS AND DELIVERY FEES
Q3 05 VS. Q3 04 AND YTD 05 VS. YTD 04; $ MILLIONS

=============================================================================================================================
COST COMPONENT                                                Q3 05      Q3 04   % CHANGE      YTD 05     YTD 04    % CHANGE
-------------------------------------------------------- ----------- ---------- ---------- ----------- ---------- -----------
Nuclear fuel (baseload)                                          21         22       (4.5)         60         60           -
......................................................... ........... .......... .......... ........... .......... ...........
Lignite/coal (baseload)                                         121        130       (6.9)        354        372        (4.8)
......................................................... ........... .......... .......... ........... .......... ...........
      Total baseload                                            142        152       (6.6)        414        432        (4.2)
......................................................... ........... .......... .......... ........... .......... ...........
Gas/oil fuel and purchased power                              1,071        914       17.2       2,257      2,363        (4.5)
......................................................... ........... .......... .......... ........... .......... ...........
Other                                                            64         33       93.9         197        150        31.3
......................................................... ........... .......... .......... ........... .......... ...........
   Fuel and purchased power costs                             1,277      1,099       16.2       2,868      2,945        (2.6)
......................................................... ........... .......... .......... ........... .......... ...........
Delivery fees                                                   435        457       (4.8)      1,116      1,212        (7.9)
......................................................... ........... .......... .......... ........... .......... ...........
   Fuel and purchased power costs and delivery fees           1,712      1,556       10.0       3,984      4,157        (4.2)
----------------------------------------------------------------------------------------------------------------------------





---------------------------
(11) End of period. Estimated market share for residential and small and medium business is based on the estimated number of customers (meters) in the native market and the estimated number of customers (meters) in ERCOT that have choice. Estimated market share for large business is based on the estimated annualized consumption for this overall market within ERCOT.

================================================================================

================================================================================

APPENDIX  TABLE  F:  TXU  ENERGY  HOLDINGS  SEGMENT  --  GENERATION  AND  SUPPLY
STATISTICS
Q3 05 VS. Q3 04 AND YTD 05 VS. YTD 04; MIXED MEASURES

============================================================================================================================
GENERATION AND SUPPLY STATISTIC                        Q3 05       Q3 04       % CHANGE     YTD 05     YTD 04      % CHANGE
-------------------------------------------------- ---------- ----------- -------------- ---------- ---------- -------------
Production and purchased power (GWh):
................................................... .......... ........... .............. .......... .......... .............
   Nuclear  (baseload)                                 5,099       5,036            1.3     14,146     13,882           1.9
................................................... .......... ........... .............. .......... .......... .............
   Lignite/coal (baseload)                            11,597      11,437            1.4     32,722     31,863           2.7
................................................... .......... ........... .............. .......... .......... .............
      Total baseload                                  16,696      16,473            1.4     46,868     45,745           2.5
................................................... .......... ........... .............. .......... .......... .............
   Gas/oil                                             1,682       1,988          (15.4)     2,947      4,300         (31.5)
................................................... .......... ........... .............. .......... .......... .............
   Purchased power                                    13,888      15,196           (8.6)    34,474     44,665         (22.8)
................................................... .......... ........... .............. .......... .......... .............
      Total energy supply                             32,266      33,657           (4.1)    84,289     94,710         (11.0)
................................................... .......... ........... .............. .......... .......... .............
   Less line loss and power imbalances                   276       1,073          (74.3)     1,424      2,963         (51.9)
................................................... .......... ........... .............. .......... .......... .............
      Net energy supply                               31,990      32,584           (1.8)    82,865     91,747          (9.7)
................................................... .......... ........... .............. .......... .......... .............
Baseload capacity factors (%):
................................................... .......... ........... .............. .......... .......... .............
   Nuclear                                             100.8        99.5            1.3       94.2       92.1           2.3
................................................... .......... ........... .............. .......... .......... .............
   Lignite/coal                                         93.2        92.3            1.0       89.3       86.6           3.1
................................................... .......... ........... .............. .......... .......... .............
   Total baseload                                       95.3        94.3            1.1       90.7       88.2           2.8
................................................... .......... ........... .............. .......... .......... .............
Baseload capacity factors(12) (%):
................................................... .......... ........... .............. .......... .......... .............
   Nuclear                                             100.8        99.5            1.3      100.8       99.0           1.8
................................................... .......... ........... .............. .......... .......... .............
   Lignite/coal                                         94.9        93.9            1.1       95.7       93.1           2.8
................................................... .......... ........... .............. .......... .......... .............
   Total baseload                                       96.6        95.5            1.2       97.1       94.8           2.4
................................................... .......... ........... .............. .......... .......... .............

................................................... .......... ........... .............. .......... .......... .............
ERCOT MCPE(13) ($/MWh)                                 86.88       42.26          105.6      61.69      40.38          52.8
................................................... .......... ........... .............. .......... .......... .............
ERCOT MWD(14) ($/MWh)                                  87.53       43.11          103.0      62.68      42.30          48.2
................................................... .......... ........... .............. .......... .......... .............
Gas Daily(15) ($/MMBtu)                                 9.08        5.39           68.5       7.35       5.59          31.5
................................................... .......... ........... .............. .......... .......... .............
Implied heat rate(16) (MMBtu/MWh)                       9.64        8.00           20.5       8.53       7.57          12.7
................................................... .......... ........... .............. .......... .......... .............
NYMEX strip(17) ($/MMBtu)                               9.59         6.3           52.2       8.01       5.94          34.8
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE G: TXU ENERGY HOLDINGS -- MATURITY DATES OF UNREALIZED NET COMMODITY CONTRACT LIABILITY
9/30/05; $ MILLIONS UNLESS NOTED

============================================================================================================================
                                                   LESS THAN                                       MORE THAN
SOURCE OF FAIR VALUE                                  1 YEAR       1-3 YEARS       4-5 YEARS         5 YEARS          TOTAL
---------------------------------------------- -------------- --------------- --------------- --------------- --------------
Prices actively quoted                                     5             106               6               -            117
............................................... .............. ............... ............... ............... ..............
Prices provided by other external sources               (128)            (94)            (12)             (2)          (236)
............................................... .............. ............... ............... ............... ..............
Prices based on models                                    43               3               -               -             46
............................................... .............. ............... ............... ............... ..............
  Total                                                  (80)             15              (6)             (2)           (73)
............................................... .............. ............... ............... ............... ..............
Percentage (%) of total fair value                       110            (21)               8               3            100
----------------------------------------------------------------------------------------------------------------------------





-----------------------------
(12) Excludes planned outages and economic back-down.

(13) MCPE is Market Clearing Price of Energy in ERCOT. Prices quoted are for MCPE North Zone (24x7) as most of TXU Energy's generation capacity and customers are in the North Zone. MCPE does not include shaping, ancillary services and other retail related purchased power costs.

(14) MWD refers to indexed prices as referenced in the Megawatt Daily publication. Prices quoted are for MWD North Zone (24x7) as most of TXU Energy Holding's generation capacity and customers are in the North Zone. MWD pricing is based upon surveys.

(15) Houston Ship Channel average daily prices.

(16) The efficiency at which a marginal unit converts fuel to electricity. Calculated by dividing ERCOT MWD price by Gas Daily natural gas price.

(17) Average daily 12-month strip closing price for the period.

================================================================================

================================================================================

APPENDIX TABLE H: TXU ENERGY HOLDINGS SEGMENT -- CHANGES IN COMMODITY CONTRACT ASSETS AND LIABILITIES
YTD 05; $ MILLIONS

============================================================================================================================
CHANGE COMPONENT                                                                                                     IMPACT
---------------------------------------------------------------------------------------------------- -----------------------
Net commodity contract asset -- beginning of period                                                                      23
..................................................................................................... .......................
   Settlements of positions included in the opening balance(18)                                                         (20)
..................................................................................................... .......................
   Unrealized mark-to-market valuations of positions held -- end of period                                              (75)
..................................................................................................... .......................
   Other activity(19)                                                                                                    (1)
..................................................................................................... .......................
Net commodity contract liability -- end of period                                                                       (73)
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE I: TXU ELECTRIC DELIVERY SEGMENT -- OPERATING REVENUES Q3 05 VS. Q3 04 AND YTD 05 VS. YTD 04; $ MILLIONS

============================================================================================================================
REVENUE COMPONENT                                 Q3 05        Q3 04        % CHANGE      YTD 05     YTD  04       % CHANGE
--------------------------------------------- ----------- ------------ -------------- ----------- ----------- --------------
Electricity transmission and distribution:
.............................................. ........... ............ .............. ........... ........... ..............
   Affiliated (TXU Energy Holdings)                 384          417            (7.9)        999       1,101           (9.3)
.............................................. ........... ............ .............. ........... ........... ..............
   Nonaffiliated                                    322          231            39.4         821         587           39.9
.............................................. ........... ............ .............. ........... ........... ..............
      Total                                         706          648             9.0       1,820       1,688            7.8
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE J1: TXU ELECTRIC DELIVERY SEGMENT -- OPERATING STATISTICS Q3 05 AND Q3 04; MIXED MEASURES

============================================================================================================================
OPERATING STATISTIC                                                                       Q3 05        Q3 04       % CHANGE
----------------------------------------------------------------------------------- ------------ ------------ --------------
Volumes - Electricity distribution (GWh)                                                 34,028       30,868           10.2
.................................................................................... ............ ............ ..............
Electricity points of delivery - number of meters (end of period, in thousands)(20)       3,009        2,963            1.6
.................................................................................... ............ ............ ..............
System Average Interruption Duration Index (SAIDI) (non-storm)(21)                        99.17        70.62           40.4
.................................................................................... ............ ............ ..............
System Average Interruption Frequency Index (SAIFI) (non-storm)(21)                        1.15         0.91           26.4
.................................................................................... ............ ............ ..............
Customer Average Interruption Duration Index (CAIDI) (non-storm)(21)                      86.08        77.76           10.7
----------------------------------------------------------------------------------------------------------------------------

APPENDIX TABLE J2: TXU ELECTRIC DELIVERY SEGMENT -- OPERATING STATISTICS YTD 05 AND YTD 04; MIXED MEASURES

============================================================================================================================
OPERATING STATISTIC                                                                      YTD 05       YTD 04       % CHANGE
----------------------------------------------------------------------------------- ------------ ------------ --------------
Volumes - Electricity distribution (GWh)                                                 82,935       79,399            4.5
----------------------------------------------------------------------------------------------------------------------------





---------------------------
(18) Represents   unrealized   mark-to-market   valuations  of  these  positions
     recognized in earnings prior to the beginning of the period.

(19) These activities have no effect on unrealized mark-to-market valuations. Includes initial values of positions involving the receipt or payment of cash or other consideration, including $7 million related to natural gas physical swap transactions, a net $4 million in option premiums received, and related amortization. Also includes a $12 million charge related to nonperformance by a coal contract counterparty.

(20) Includes lighting sites, principally guard lights, for which TXU Energy Retail is the REP, which are not included in TXU Energy Retail's customer count. Such sites totaled 87,326 and 96,499 at September 30, 2005 and 2004, respectively. Adjusting for the guard lights, which have minimal value, points of delivery increased 1.9 percent.

(21) SAIDI is the number of minutes in a year the average customer is out of electric service. SAIFI is the number of times in a year the average customer experiences an interruption to electric service. CAIDI is the duration in minutes of the average interruption to electric service for those customers experiencing an outage. The apparent degradation in reported reliability indices are mainly a result of the company's adoption in 2005 of the IEEE's new standards for calculating reliability statistics. These new standards have not been fully adopted by the industry, nor is there a requirement to do so. The new standards have a variable definition of excludable major events, such as storms, as compared to TXU's historical calculation method, which provides for a constant threshold. For comparison, the non-storm SAIDI results calculated under the prior calculation method, using consistent definitions in each period, are 75.4 minutes and 74.1 minutes for the 12 months ended September 30, 2005 and 2004, respectively, an increase of 1.8 percent.

================================================================================

APPENDIX TABLE K: DETAILS OF DISCONTINUED OPERATIONS
Q3 05, Q3 04, YTD 05 AND YTD 04; $ MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
DISCONTINUED OPERATION                      Q3 05     Q3 05     Q3 04     Q3 04     YTD 05     YTD 05     YTD 04     YTD 04
---------------------------------------- --------- --------- --------- --------- ---------- ---------- ---------- ----------
TXU Energy Holdings segment                    (2)    (0.01)       (3)    (0.01)        (6)     (0.02)       (33)     (0.10)
......................................... ......... ......... ......... ......... .......... .......... .......... ..........
TXU Australia                                   5      0.02       261      0.88          6       0.02        174       0.55
......................................... ......... ......... ......... ......... .......... .......... .......... ..........
TXU Gas                                        (8)    (0.03)      (50)    (0.17)         7       0.03       (170)     (0.54)
......................................... ......... ......... ......... ......... .......... .......... .......... ..........
Corporate and Other                            (1)        -        79      0.27         (1)     (0.01)       695       2.22
......................................... ......... ......... ......... ......... .......... .......... .......... ..........
      TOTAL                                    (6)    (0.02)      287      0.97          6       0.02        666       2.13
----------------------------------------------------------------------------------------------------------------------------

================================================================================

================================================================================

ATTACHMENT 1: FINANCIAL DEFINITIONS

CASH INTEREST EXPENSE (NON-GAAP): Interest expense and related charges less amortization of discount and reacquired debt expense plus capitalized interest. Cash interest expense is a measure used by TXU to assess credit quality.

CONTRIBUTION MARGIN: Operating revenues (GAAP) less fuel and purchased power costs and delivery fees (GAAP).

EBIT (NON-GAAP): Income from continuing operations before interest income, interest expense and related charges, and income tax and special items. EBIT is a measure used by TXU to assess performance.

EBITDA (NON-GAAP): Income from continuing operations before interest income, interest expense and related charges, and income tax plus depreciation and amortization and special items. EBITDA is a measure used by TXU to assess performance.

EBITDA/INTEREST (NON-GAAP): EBITDA divided by cash interest expense is a measure used by TXU to assess credit quality.

DEBT/EBITDA (NON-GAAP): Total debt less transition bonds and debt-related restricted cash divided by EBITDA. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. Debt/EBITDA is a measure used by TXU to assess credit quality.

FREE CASH FLOW (NON-GAAP): Cash provided by operating activities less capital expenditures and nuclear fuel. Used predominantly as a forecasting tool to estimate cash available for dividends, debt reduction, and other investments.

INCOME FROM CONTINUING OPERATIONS PER SHARE (GAAP): Per share (diluted) income from continuing operations before extraordinary gain, before preference stock dividends.

OPERATIONAL EARNINGS (NON-GAAP): Income from continuing operations net of preference stock dividends, excluding special items, the adjustment in 2005 for the cost of the true-up payment on the 52.5 million share accelerated common stock repurchase and the adjustment in 2004 for the dilution effect of the convertible senior notes, the majority of which were repurchased in the fourth quarter of 2004. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings.

OPERATIONAL EARNINGS PER SHARE (NON-GAAP): Per share (diluted) income from continuing operations net of preference stock dividends, excluding special items and the adjustment in 2005 for the cost of a true-up payment on the 52.5 million share accelerated common stock repurchase and the adjustment in 2004 for the dilution effect of the convertible senior notes, the majority of which were repurchased in the fourth quarter of 2004.

REPORTED EARNINGS PER SHARE (GAAP): Per share (diluted) net income available to common shareholders.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON NET INCOME (GAAP): Twelve months ended net income available to common shareholders (GAAP) divided by the average of the beginning and ending common stock equity (GAAP) for the period calculated.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON OPERATIONAL  EARNINGS (NON-GAAP):
Twelve months ended operational earnings (non-GAAP) divided by the average of the beginning and ending common stock equity (GAAP) for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON AVERAGE  INVESTED  CAPITAL  BASED ON ADJUSTED  NET INCOME  (NON-GAAP):
Twelve months ended net income (GAAP) plus after-tax interest expense and related charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending total capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON AVERAGE INVESTED CAPITAL BASED ON ADJUSTED OPERATIONAL EARNINGS (NON-GAAP): Twelve months ended operational earnings (non-GAAP) plus preference stock dividends plus after-tax interest expense and related charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending total capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

SPECIAL ITEMS: Unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the performance improvement program include debt extinguishment losses and costs related to severance programs, asset impairments and facility closures.

TOTAL CAPITALIZATION (NON-GAAP): Total debt plus shareholders equity.

TOTAL DEBT (GAAP): Long-term debt (including current portion), plus bank loans and commercial paper plus long-term debt held by subsidiary trusts plus preferred securities of subsidiaries, including exchangeable preferred membership interests (EPMI).

TOTAL DEBT LESS TRANSITION BONDS AND RESTRICTED CASH (NON-GAAP): TXU also uses a total debt measure that excludes transition bonds and restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. TXU uses this measure to evaluate its debt and capitalization levels.

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

================================================================================

EXHIBITS: REGULATION G - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP
ATTACHMENT 2: FINANCIAL MEASURES

EXHIBIT 1: RETURN ON AVERAGE COMMON STOCK EQUITY CALCULATION
TWELVE MONTHS ENDED 9/30/05 AND 9/30/04; $ MILLIONS UNLESS OTHERWISE NOTED

=============================================================================================================================
COMPONENT                                                                                    9/30/05          9/30/04    REF
------------------------------------------------------------------------------------- --------------- ---------------- ------
Net income available to common shareholders                                                      731              262      A
...................................................................................... ............... ................ ......
Income from continuing operations before extraordinary gain and cumulative\
effect of changes in accounting principles                                                     1,019              461
...................................................................................... ............... ................ ......
Special items                                                                                    380              298
...................................................................................... ............... ................ ......
Preference stock dividends                                                                       (15)             (22)
...................................................................................... ............... ................ ......
    Operational earnings                                                                       1,384              737      B
...................................................................................... ............... ................ ......
Average common equity                                                                          2,622            4,905      C
...................................................................................... ............... ................ ......
Return on average common equity - based on net income (A/C) (%)                                 27.9              5.3
...................................................................................... ............... ................ ......
Return on average common equity - based on operational earnings (B/C) (%)                       52.8             15.0
-----------------------------------------------------------------------------------------------------------------------------

EXHIBIT 2: RETURN ON AVERAGE INVESTED CAPITAL CALCULATION
TWELVE MONTHS ENDED 9/30/05 AND 9/30/04; $ MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                       9/30/05       9/30/04     REF
------------------------------------------------------------------------------------------ ------------- ------------- -------
Net income                                                                                          746         1,133
........................................................................................... ............. ............. .......
After-tax interest expense and related charges net of interest income (a)                           469           437
........................................................................................... ............. ............. .......
    Total return (based on net income)                                                            1,215         1,570       A
........................................................................................... ............. ............. .......
Operational earnings                                                                              1,384           737
........................................................................................... ............. ............. .......
Preference stock dividends                                                                           15            22
........................................................................................... ............. ............. .......
After-tax interest expense and related charges net of interest income (a)                           469           437
........................................................................................... ............. ............. .......
    Total return (based on operational earnings)                                                  1,868         1,196       B
........................................................................................... ............. ............. .......
Average total capitalization                                                                     15,370        17,576       C
........................................................................................... ............. ............. .......
Return on average invested capital - based on adjusted net income (A/C) (%)                         7.9           8.9
........................................................................................... ............. ............. .......
Return on average invested capital - based on adjusted operational earnings (B/C) (%)              12.2           6.8
........................................................................................... ............. ............. .......

........................................................................................... ............. ............. .......
(a)  After-tax interest expense and related charges net of interest income
........................................................................................... ............. ............. .......
     Interest expense                                                                               765           709
........................................................................................... ............. ............. .......
     Interest income                                                                                (43)          (36)
........................................................................................... ............. ............. .......
         Net                                                                                        722           673
........................................................................................... ............. ............. .......
     Tax at 35%                                                                                     253           236
........................................................................................... ............. ............. .......
         Net of tax                                                                                 469           437
------------------------------------------------------------------------------------------------------------------------------

================================================================================

================================================================================

EXHIBIT 3: INTEREST AND DEBT COVERAGE RATIOS
TWELVE MONTHS ENDED 9/30/05 AND 12/31/04; $ MILLIONS UNLESS OTHERWISE NOTED

===============================================================================================================================
COMPONENT                                                                                            9/30/05   12/31/04    REF
--------------------------------------------------------------------------------------------------- --------- ---------- ------
Income from continuing operations before income taxes and extraordinary gain                           1,410       123
.................................................................................................... ......... .......... ......
Interest expense and related charges                                                                     765       695
.................................................................................................... ......... .......... ......
Interest income                                                                                          (43)      (28)
.................................................................................................... ......... .......... ......
Depreciation and amortization                                                                            761       760
.................................................................................................... ......... .......... ......
   EBITDA                                                                                              2,893     1,550
.................................................................................................... ......... .......... ......
Special items                                                                                            635     1,190
.................................................................................................... ......... .......... ......
   EBITDA (excluding special items)                                                                    3,528     2,740       A
.................................................................................................... ......... .......... ......
Interest expense and related charges                                                                     765       695
.................................................................................................... ......... .......... ......
Amortization of discount and reacquired debt expense                                                     (20)      (27)
.................................................................................................... ......... .......... ......
Capitalized interest                                                                                      17        12
.................................................................................................... ......... .......... ......
   Cash interest expense                                                                                 762       680       B
.................................................................................................... ......... .......... ......
Total debt                                                                                            13,110    12,889       C
.................................................................................................... ......... .......... ......
Transition bonds                                                                                      (1,197)   (1,258)
.................................................................................................... ......... .......... ......
Debt-related restricted cash                                                                               -         -
.................................................................................................... ......... .......... ......
   Total debt less transition bonds and restricted cash                                               11,913    11,631       D
.................................................................................................... ......... .......... ......
Cash provided by operating activities                                                                  2,518     1,758       E
.................................................................................................... ......... .......... ......
Reconciling adjustments from cash flow statement                                                       1,499     1,677       F
.................................................................................................... ......... .......... ......
Income from continuing operations (E-F)                                                                1,019        81
.................................................................................................... ......... .......... ......
EBITDA/interest - ratio (A/B)                                                                            4.6       4.0
.................................................................................................... ......... .......... ......
Debt/EBITDA - ratio (D/A)                                                                                3.4       4.2
.................................................................................................... ......... .......... ......
Cash  provided  by  operating  activities+cash  interest  expense/cash  interest
expense-ratio (E+B/B)                                                                                    4.3       3.6
.................................................................................................... ......... .......... ......
Total debt/cash provided by operating activities - ratio (C/E)                                           5.2       7.3
-------------------------------------------------------------------------------------------------------------------------------

EXHIBIT 4a: CONSOLIDATED -- OPERATIONAL EARNINGS RECONCILIATION
Q3 05; $ MILLIONS AND $ PER SHARE AFTER TAX

===============================================================================================================================
                                            ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
FACTOR                                    HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER     TOTAL      TOTAL
--------------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- --------- ----------
OPERATIONAL EARNINGS                           461       1.89        146       0.60        (33)     (0.14)      574       2.35
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Special items                                   (2)     (0.01)        (1)         -          -          -        (3)     (0.01)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Rounding                                         -          -          -      (0.01)         -          -         -      (0.01)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
INCOME (LOSS) FROM CONT. OPERATIONS            459       1.88        145       0.59        (33)     (0.14)      571       2.33
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Discontinued operations                         (2)     (0.01)         -          -         (4)     (0.01)       (6)     (0.02)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
NET INCOME TO COMMON                           457       1.87        145       0.59        (37)     (0.15)      565       2.31
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Average shares - diluted                                                                                                   244
-------------------------------------------------------------------------------------------------------------------------------

EXHIBIT 4b: CONSOLIDATED -- OPERATIONAL EARNINGS RECONCILIATION
Q3 04; $ MILLIONS AND $ PER SHARE AFTER TAX

===============================================================================================================================
                                            ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
FACTOR                                    HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER     TOTAL      TOTAL
--------------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- --------- ----------
OPERATIONAL EARNINGS                           302       1.02        108       0.37        (22)     (0.07)      388       1.32
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Special items                                    7       0.02         (1)         -        (16)     (0.05)      (10)     (0.03)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Effect of share dilution/rounding                -       0.01          1          -         (1)     (0.93)        -      (0.92)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -          5       0.02         5       0.02
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
INCOME (LOSS) FROM CONT. OPERATIONS            309       1.05        108       0.37        (34)     (1.03)      383       0.39
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Discontinued operations                         (3)     (0.01)         -          -        290       0.98       287       0.97
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -         (5)     (0.02)       (5)     (0.02)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
NET INCOME TO COMMON                           306       1.04        108       0.37        251      (0.07)      665       1.34
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Average shares - diluted                                                                                                   295
-------------------------------------------------------------------------------------------------------------------------------

================================================================================

================================================================================

EXHIBIT 4c: CONSOLIDATED -- OPERATIONAL EARNINGS RECONCILIATION
YTD 05; $ MILLIONS AND $ PER SHARE AFTER TAX

===============================================================================================================================
                                            ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
FACTOR                                    HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER     TOTAL      TOTAL
--------------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- --------- ----------
OPERATIONAL EARNINGS                         1,013       4.17        303       1.25       (116)     (0.48)    1,200       4.94
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Special items                                   (6)     (0.02)        (1)     (0.01)       157       0.65       150       0.62
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Effect of ASR true-up                            -          -          -          -          -      (2.05)        -      (2.05)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -         10       0.04        10       0.04
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Effect of rounding                               -      (0.01)         -          -          -       0.01         -          -
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
INCOME (LOSS) FROM CONT. OPERATIONS          1,007       4.14        302       1.24         51      (1.83)    1,360       3.55
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Discontinued operations                         (6)     (0.02)         -          -         12       0.04         6       0.02
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -        (10)     (0.04)      (10)     (0.04)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
NET INCOME TO COMMON                         1,001       4.12        302       1.24         53      (1.83)    1,356       3.53
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Average shares - diluted                                                                                                   243
-------------------------------------------------------------------------------------------------------------------------------

EXHIBIT 4d: CONSOLIDATED -- OPERATIONAL EARNINGS RECONCILIATION
YTD 04; $ MILLIONS AND $ PER SHARE AFTER TAX

===============================================================================================================================
                                            ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
FACTOR                                    HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER     TOTAL      TOTAL
--------------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- --------- ----------
OPERATIONAL EARNINGS                           580       1.72        234       0.69       (110)     (0.27)      704       2.14
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Special items                                 (174)     (0.51)       (14)     (0.04)      (110)     (0.33)     (298)     (0.88)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Effect of share dilution/rounding                -       0.09          1       0.06         (1)     (0.96)        -      (0.81)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -         16       0.05        16       0.05
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
INCOME (LOSS) FROM CONT. OPERATIONS            406       1.30        221       0.71       (205)     (1.51)      422       0.50
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Discontinued operations                        (33)     (0.10)         -          -        699       2.23       666       2.13
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Buyback premium on EPMI                          -          -          -          -       (849)     (2.72)     (849)     (2.72)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Extraordinary gain                               -          -         16       0.05          -          -        16       0.05
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Preference stock dividends                       -          -          -          -        (16)     (0.05)      (16)     (0.05)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
NET INCOME TO COMMON                           373       1.20        237       0.76       (371)     (2.05)      239      (0.09)
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Average shares - diluted                                                                                                   337
........................................ ........... .......... .......... .......... .......... .......... ......... ..........
Average shares - basic (GAAP)                                                                                              313
------------------------------------------------------------------------------------------------------------------------------

================================================================================